UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2009

Date of Report (Date of earliest event reported)

OMNITURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52076	87-0619936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Timpanogos Circle

Orem, Utah 84097

(Address of principal executive offices, including zip code)

(801) 722-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 15, 2009, Omniture, Inc., a Delaware corporation (the “Company”), Adobe Systems Incorporated, a Delaware corporation (“Parent”), and Snowbird Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $21.50 per share, net to the holders thereof, in cash (the “Offer Price”).

The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s common stock (calculated on a diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt by Parent and Purchaser of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust laws, (iii) the accuracy of the representations and warranties contained in the Merger Agreement, subject to qualifications and (iv) other customary conditions.

Following the consummation of the Offer, the Merger Agreement provides that Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of the Parent.  In the Merger, each outstanding share of the Company’s common stock (other than shares with respect to which appraisal rights are properly exercised) will be converted into the right to receive the Offer Price.  The consummation of the Merger is subject to certain closing conditions, including approval by the Company’s stockholders, if required.

In addition, in connetion with the transactions contemplated by the Merger Agreement, all options, stock appreciation rights, restricted stock units and other equity awards of the Company, which are outstanding and whether or not then exercisable or vested, held by continuing employees will be converted into and become, respectively, options to purchase shares of Parent common stock and with respect to all other Company equity awards, awards based on shares of Parent common stock, in each case, on terms substantially identical to those in effect prior to the assumption, except for adjustments to the underlying number of shares and the exercise price based on an exchange ratio reflected in the Merger Agreement.

The Company has granted to Parent and Purchaser an irrevocable option (the “Merger Option”) under the Merger Agreement to purchase, following the consummation of the Offer and subject to certain conditions and limitations, newly issued shares of the Company’s common stock, up to the total number of its authorized but unissued and unreserved shares, equal to the number of shares that, when added to the number of shares of the Company’s common stock owned by Parent and Purchaser immediately following the consummation of the Offer, shall equal one share more than 90% of the shares of the Company’s common stock then outstanding on a fully diluted basis (calculated in accordance with the Merger Agreement).

The Merger Agreement contains customary representations, warranties and covenants of the parties.  The Company has agreed to operate its business in the ordinary course until the effective time of the Merger.  The Company has also agreed to refrain from engaging in certain activities.  In addition, under the terms of the Merger Agreement, the Company agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors. The Company will be obligated to pay a termination fee of $64 million to Parent in certain customary circumatances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

In connection with the execution of the Merger Agreement, Joshua G. James, President and Chief Executive Officer of the Company entered into an employment agreement with Parent, pursuant to which Parent offered Mr. James employment upon completion of the transaction.   Mr. James will serve as a Senior Vice President of Parent. In addition, Brett M. Error, Chief Technology Officer and Executive Vice President of the Company, Christopher C. Harrington, President, Worldwide Sales and Client Services of the Company, and John F. Mellor, Executive Vice President, Business Development and Corporate Strategy of the Company, entered into letter agreements with Parent, pursuant to which Parent offered Messrs. Error, Harrington and Mellor employment upon completion of the transaction.

Tender and Support Agreements

In order to induce Parent and Purchaser to enter into the Merger Agreement, each of the Company’s directors and certain of their affiliates, entered into

Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”), concurrent with the execution and delivery of the Merger Agreement.  Shares held by these directors and their affiliates subject to the Support Agreements represent, in the aggregate, approximately 9.6% of the shares of Company common stock outstanding on the date of the Merger Agreement (excluding shares issuable upon exercise of options or other convertible securities). Subject to the terms and conditions of the Support Agreements, such stockholders agreed, among other things, to tender their shares in the Offer and, if required, to vote their shares in favor of adoption of the Merger Agreement.

Each of the Support Agreements will terminate upon the earliest to occur of (i) the date and time that the Merger Agreement is terminated in accordance with its terms, or (ii) the effective date of the Merger.

Item 8.01               Other Events.

On September 15, 2009, Omniture, Inc. and Adobe Systems Incorporated issued a joint press release announcing that they had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Additional Information and Where to Find It

This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Omniture’s common stock will only be made pursuant to a tender offer statement on schedule TO, including an offer to purchase and other related materials that Snowbird Acquisition Corporation, a wholly-owned subsidiary of Adobe Systems Incorporated, intends to file with the Securities and Exchange Commission. In addition, Omniture will file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Once filed, Omniture stockholders will be able to obtain the tender statement on schedule TO, the offer to purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the offer, free of charge at the website of the Securities and Exchange Commission at www.sec.gov, from the information agent and dealer manager named in the tender offer materials or from Snowbird Acquisition Corporation. Omniture’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Adobe Systems Incorporated, Snowbird Acquisition Corporation and Omniture, Inc. dated as of September 15, 2009.
99.1	Joint Press Release of Omniture, Inc. and Adobe Systems Incorporated, dated September 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.

Date: September 16, 2009	By:	/s/ Michael S. Herring
Michael S. Herring
Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Adobe Systems Incorporated, Snowbird Acquisition Corporation and Omniture, Inc. dated as of September 15, 2009.
99.1	Joint Press Release of Omniture, Inc. and Adobe Systems Incorporated, dated September 15, 2009.